Investor Contact:	Media Contact:
Dan Ferry	Sarah O’Connell
daniel@lifesciadvisors.com	soconnell@vergescientific.com
Jennifer Herron, of ADC Therapeutics, Joins Genocea Biosciences' Board of Directors
CAMBRIDGE, Mass., September 13, 2021 - Genocea Biosciences, Inc. (Nasdaq: GNCA), a biopharmaceutical company developing next-generation neoantigen immunotherapies, today announced that Jennifer Herron, Senior Vice President & Chief Commercial Officer at ADC Therapeutics SA ("ADCT"), has joined its board of directors.
“It is my great pleasure to welcome Jennifer to our board of directors,” said Chip Clark, Genocea’s President and Chief Executive Officer. "As we advance our pipeline, including GEN-011, our neoantigen-targeted T cell therapy for the treatment of solid tumors, we believe Jennifer’s deep industry and commercial expertise will prove invaluable to us."
Ms. Herron commented on her appointment: "I am delighted to be joining the Genocea board, and I am excited by the transformational potential of GEN-011. I also believe the company’s ATLAS platform shows great promise for optimizing antigen selection for cancer immunotherapies. I look forward to working with the rest of the Genocea board and the leadership team to help advance the company’s pipeline."
Ms. Herron is currently Senior Vice President and Chief Commercial Officer at ADCT, leading global commercialization strategy and execution including the launch of ADCT’s first commercial product. Before joining ADCT, Ms. Herron was Executive Vice President and Chief Commercial Officer at ImmunoGen, President and Executive Vice President, Global Commercial, at MorphoSys US, and Executive Vice President and Chief Commercial Officer at Ariad Pharmaceuticals. Earlier in her career, she held commercial leadership roles in major multinational pharmaceutical companies such as Bristol-Myers Squibb, Novartis Oncology, and SmithKline Beecham (now GlaxoSmithKline).
About Genocea Biosciences, Inc.
Genocea’s mission is to identify the right tumor targets to develop life-changing immunotherapies for people suffering from cancer. Our proprietary ATLAS™ platform can comprehensively profile each patient’s T cell responses to potential targets, or antigens, on that patient’s tumor. ATLAS zeroes in on both antigens that activate anti-tumor T cell responses and inhibitory antigens, Inhibigens™, that drive pro-tumor immune responses. We are conducting a Phase 1/2a clinical trial for GEN-011, our investigational adoptive T cell therapy comprising neoantigen-targeted peripheral cells. We continue to monitor patients in our phase 1/2a clinical trial for GEN-009, our investigational neoantigen vaccine. In addition to our two clinical programs, we are conducting research in several areas where we believe ATLAS could be a key tool in optimizing antigen selection for therapies across a number of diseases. To learn more, please visit https://www.genocea.com.

Forward-Looking Statements
This press release includes forward-looking statements related to GEN-011, GEN-009 and research updates within the meaning of the Private Securities Litigation Reform Act. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Genocea cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time. These factors include, but are not limited to, risks related to the potential failure of our active product candidates which are in an early stage of clinical development; our ability to obtain regulatory approval for our current and future product candidates; potential delays in enrolling patients in our clinical trials; our reliance on third parties to conduct technical development, non-clinical studies and clinical trials for our product candidates; our reliance on third parties to conduct some or all aspects of our product manufacturing; our ability to obtain or protect intellectual property rights related to our product candidates; the potential impacts of COVID-19 on our business and financial results; changes in law, regulations, or interpretations and enforcement of regulatory guidance; our need for additional financing and the risks listed under "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2020 and any subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release and Genocea assumes no duty to update forward-looking statements, except as may be required by law.